3: E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 25, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02     Results of Operations and Financial Condition

                  On April 25, 2006, the Registrant announced its consolidated financial results for the quarter ended March 31, 2006. A copy of the Registrant's earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

April 25, 2006

April 25, 2006	Contact:	Michelle Reardon
WILMINGTON, Del.		302-774-7447
Michelle.S.Reardon@usa.dupont.com

DUPONT REPORTS FIRST QUARTER 2006 EARNINGS;
INCREASES FULL-YEAR GUIDANCE

Highlights

  The company reported first quarter earnings of $.88 per share. Excluding significant items, earnings for the quarter were $.93 per share, compared to $.96 per share last year.
  Local prices were 3 percent higher than 2005, offsetting about 75 percent of the impact of higher energy and ingredient costs which increased $350 million above first quarter 2005.
  Worldwide sales volumes were up 2 percent on a comparable-business basis, largely driven by growth in Asia Pacific and Latin America.
  Fixed costs, excluding significant items, were lower than last year's first quarter and improved 40 basis points to 39.6 percent of sales.
  The company increased its outlook for 2006 reported earnings to $2.80 per share. Excluding significant items, the company expects to earn $2.85 per share, 22 percent higher than 2005 earnings per share of $2.34.

            "We knew it would be a difficult operating environment in the first quarter, and I am very encouraged by the better than expected performance of our company," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "I am especially pleased with how our people delivered these results. We are fully committed to growing revenue, controlling costs and improving return on assets across all of our businesses."

Global Consolidated Net Income and Sales
            Consolidated net income for the first quarter was $817 million, or $.88 per share, including a previously announced Coatings & Color Technologies restructuring charge of $.10 per share, partly offset by a favorable tax audit settlement of $.05 per share. First quarter net income reflects higher local selling prices across all regions which were more than offset by the impact of higher raw material costs and the adverse effect of the stronger dollar. First quarter 2005 net income was $967 million, or $.96 per share.
            Consolidated net sales for the first quarter were $7.4 billion, essentially equal to the first quarter 2005, and up 2 percent on a comparable business basis. For the quarter, volume increased 2 percent, reflecting increases in all regions except Europe, which had a modest decline. U.S. volume was up 1 percent in spite of reduced production for most of the quarter at the DeLisle, Miss., titanium dioxide (TiO2) plant, resulting from Hurricane Katrina.
	Three Months Ended		Percentage Change Due to:
	March 31, 2006		Local	Currency
(Dollars in billions)	$	% Change*	Price	Effect	Volume

U.S.	$3.2	4%	3	-	1
Europe	2.3	(6)	3	(8)	(1)
Asia Pacific	1.1	4	4	(5)	5
Canada & Latin America	0.8	15	5	4	6

Total Consolidated Sales	$7.4	2	3	(3)	2
*	Percentages shown are on a comparable business basis by excluding first quarter 2005 sales of $167 million for former elastomers businesses transferred to The Dow Chemical Company on June 30, 2005.

Earnings Per Share
            The table below shows the variances in first quarter 2006 earnings per share (EPS) versus first quarter 2005, by major element:

EPS ANALYSIS

1st Quarter

EPS - 2005	$ .96

Local prices	.20
Volume	.02
Variable costs	(.26)
Fixed costs	(.03)
Currency	(.06)
Lower shares net of higher interest	.05
Other	.05

Subtotal	.93

1Q'06 Significant items (see Schedule B)	(.05)

EPS - 2006	$ .88

Improved local pricing and higher volumes offset much of the impact of higher raw material costs. While total fixed costs were lower than last year, and fixed cost productivity (measured as percent of sales) improved 40 basis points versus last year, total fixed costs, excluding a currency translation benefit and portfolio changes, were slightly higher.

Business Segment Performance
            Segment pretax operating income (PTOI) for first quarter 2006 was $1.3 billion, including a restructuring charge of $135 million for the Coatings & Color Technologies segment. Segment PTOI, sales, and percentage changes versus first quarter 2005 are shown in the tables below.

	Three Months Ended March 31
PRETAX OPERATING INCOME			% Change
(Dollars in millions)	2006	2005	vs. 2005

Agriculture & Nutrition	$ 588	$ 757	(22)%
Coatings & Color Technologies	15	161	(91)*
Electronic & Communication Technologies	163	110	48
Performance Materials	137	211	(35)
Pharmaceuticals	169	159	6
Safety & Protection	269	231	16
Other	(26)	(21)	n/m**

Total	$1,315	$1,608	(18)%
*	2006 PTOI includes a $135 restructuring charge; excluding this charge, PTOI declined 7 percent.
**	Percentage change not meaningful (n/m).

			Percentage
	Three Months Ended		Change Due to:
SEGMENT SALES*	March 31		U.S. $
(Dollars in billions)	$	% Change	Price	Volume

Agriculture & Nutrition	$2.2	(5)	(3)	(2)
Coatings & Color Technologies	1.5	(1)	2	(3)
Electronic & Communication Technologies	0.9	6	1	5
Performance Materials	1.7	6	1	5
Safety & Protection	1.4	8	5	3
*

Segment sales include inter-segment transfers and a pro rata share of affiliates' sales. Percentages shown for Performance Materials are after excluding first quarter 2005 sales of $167 million for former elastomers businesses transferred to The Dow Chemical Company on June 30, 2005.

            Following are summaries of first quarter 2006 performance for the business segments. Additional information on segment performance is available on the DuPont Investor Center at www.dupont.com.
Agriculture & Nutrition

  PTOI decreased $169 million with current quarter earnings of $588 million versus $757 million in the prior year. The decline reflects negative currency impact, higher cost of goods sold and slightly lower volumes, partly offset by a $28 million gain on the sale of a technology license.

  First quarter sales of $2.2 billion were down 5 percent, in line with expectations, reflecting negative currency impact and lower seed volumes.
  Cost of goods sold increased as a result of higher raw material and seed production costs.
  Important recent pipeline advances include the U.S. launch of corn hybrids with the new Herculex® Root Worm trait and licensing agreements for the company's proprietary herbicide tolerance trait -- Optimum™ GAT™ -- and a new high efficacy insecticide, Rynaxypyr™ .. DuPont also announced the formation of a joint venture with Syngenta, GreenLeaf Genetics, to out-license genetics and biotech traits.

Coatings & Color Technologies

  PTOI of $15 million was reduced by a $135 million charge associated with the transformation program in performance coatings. Prior year PTOI was $161 million.
  First quarter sales were $1.5 billion, down 1 percent. U.S. dollar (USD) prices increased 2 percent, while volumes were 3 percent lower, primarily the result of reduced production earlier in the quarter at the DeLisle TiO2 plant due to hurricane damage. Full production at the plant was restored in March.
  Higher USD selling prices largely reflect local price improvements for titanium dioxide and refinish products, partly offset by a negative currency impact.
  The transformation program for the coatings unit focuses the business on higher growth market segments, and is expected to reduce segment costs by $165 million per year.

Electronic & Communication Technologies

  PTOI was $163 million versus $110 million in the prior year, up 48 percent. Higher sales and lower fixed costs more than offset higher ingredients costs.
  First quarter sales were $0.9 billion, up 6 percent, with 1 percent higher USD selling prices.
  Revenue growth principally reflects higher sales volumes and precious metal prices for electronic materials and higher prices and volumes for fluoroproducts. Key growth applications included photovoltaics, semiconductor fabrication, cell phones, and wire and cable.

Performance Materials

  PTOI was $137 million versus $211 million in 2005, a decline of 35 percent, primarily resulting from significantly higher raw material costs, raw material supply disruptions, and an asset impairment charge of $27 million.
  First quarter sales of $1.7 billion increased 6 percent on a comparable business basis, reflecting higher selling prices and volumes that more than overcame a negative currency impact.
  Revenue growth in engineering polymers and elastomers occurred in all major product lines and across all regions.

Safety & Protection

  PTOI was $269 million versus $231 million in the prior year, largely as a result of sales growth in aramids, nonwovens and solid surfaces. PTOI margins increased moderately as a result of effective manufacturing operations and fixed costs leverage.
  First quarter sales of $1.4 billion reflected double-digit growth before currency impacts. USD prices increased 5 percent despite negative currency impact, and more than offset higher raw materials costs. Volumes grew in almost all businesses.
  Demand remained firm across major markets such as personal protection, construction and industrial.

Outlook
            On January 25, the company provided its full-year earnings outlook of $2.60 per share, up 11 percent from $2.34 per share in 2005 before significant items. On March 15, this outlook was increased to $2.70 per share, excluding significant items, because of improved operating performance by many of the company's businesses. Today, the company increased its full-year 2006 outlook to about $2.80 per share, including first quarter significant items totaling a net charge of $.05 per share. Excluding significant items, the company expects to earn about $2.85 per share, 22 percent higher than 2005 earnings per share of $2.34.
            For the second quarter, the company expects to earn about $.90 per share, anticipating that continued pricing strength, volume and fixed cost control will offset higher energy and ingredient costs and competitive pressures in its production agriculture businesses.
            "We are raising our full-year earnings outlook in light of first quarter performance and the progress we have made in successfully implementing initiatives to accelerate shareholder value," Holliday said. "We are building on the positive momentum achieved in the first quarter, taking the necessary measures in underperforming businesses, and accelerating execution to deliver on our commitments."

Use of Non-GAAP Measures
            Management believes that measures of income excluding significant items ("non-GAAP" information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule E.
            DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and protective apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.

# # #

4/25/06

® Herculex is a registered trademark of Dow AgroSciences LLC.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE A
	Three Months Ended
CONSOLIDATED INCOME STATEMENT	March 31,
(Dollars in millions, except per share)	2006	2005

NET SALES	$7,394	$7,431
Other Income, Net (1)	270	395

Total	7,664	7,826

Cost of Goods Sold and Other Operating Charges (2)	5,336	5,051
Selling, General and Administrative Expenses	791	807
Amortization of Intangible Assets	59	57
Research and Development Expense	313	313
Interest Expense	114	104

Total	6,613	6,332

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	1,051	1,494
Provision for Income Taxes (1)	232	509
Minority Interests in Earnings of Consolidated Subsidiaries	2	18

NET INCOME	$ 817	$ 967

BASIC EARNINGS PER SHARE OF COMMON STOCK (3)	$ 0.88	$ 0.97

DILUTED EARNINGS PER SHARE OF COMMON STOCK (3)	$ 0.88	$ 0.96

DIVIDENDS PER SHARE OF COMMON STOCK	$ 0.37	$ 0.35

NOTES TO CONSOLIDATED INCOME STATEMENT
(1)

First quarter 2006 includes a reversal of accrued interest of $7 ($4 after-tax) and the reversal of $44 of income taxes associated with favorable settlement of certain prior-year tax contingencies which had been previously reserved.

(2)

First quarter 2006 includes a restructuring charge of $135 ($98 after-tax) in the Coatings & Color Technologies segment in connection with the company's plans to close and consolidate certain manufacturing and laboratory sites within the segment. The charge consists of employee separation charges, primarily in Europe, for approximately 1,300 employees and other exit costs.

(3)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended
	March 31
	Basic	Diluted

2006	921,213,271	929,800,408
2005	996,304,498	1,005,997,377

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE B

SIGNIFICANT ITEMS
(Dollars in millions, except per share)
	Pretax		After-Tax		($ Per Share)
	2006	2005	2006	2005	2006	2005

1st Quarter
Restructuring Charges -
Coatings & Color Technologies	$(135)	$ -	$(98)	$ -	$(.10)	$ -
Corporate Tax-Related Item	7	-	48	-	.05	-

Total	$(128)	$ -	$(50)	$ -	$(.05)	$ -

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE C
	Three Months Ended
CONSOLIDATED SEGMENT INFORMATION (1)	March 31,
(Dollars in millions)	2006	2005

SALES (2)
Agriculture & Nutrition	$2,246	$2,356
Coatings & Color Technologies	1,482	1,504
Electronic & Communication Technologies	942	886
Performance Materials	1,715	1,785
Safety & Protection	1,383	1,282
Other	13	12
Elimination of Transfers	(90)	(78)
Elimination of Equity Affiliate Sales	(297)	(316)

CONSOLIDATED NET SALES	$7,394	$7,431

PRETAX OPERATING INCOME (LOSS) (PTOI)
Agriculture & Nutrition	$ 588	$ 757
Coatings & Color Technologies (3)	15	161
Electronic & Communication Technologies	163	110
Performance Materials	137	211
Pharmaceuticals	169	159
Safety & Protection	269	231
Other	(26)	(21)

Total Segment PTOI	1,315	1,608

Exchange Gains and Losses (4)	(18)	111
Corporate Expenses & Interest	(246)	(225)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	$1,051	$1,494

(1)	Certain reclassifications of segment data have been made to reflect changes in organizational structure.
(2)	Sales for the reporting segments include transfers and a pro rata share of equity affiliate sales.
(3)	2006 includes a restructuring charge of $135.
(4)

Net after-tax exchange activity for first quarter 2006 and 2005 were a loss of $22 and a loss of $38, respectively. Gains and losses resulting from the company's hedging program are largely offset by associated tax effects.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE D

SELECTED INCOME STATEMENT DATA
(Dollars in millions, except per share)
	Three Months Ended
	March 31,
	2006	2005	% Chg.

Consolidated Net Sales	$7,394	$7,431	(0.4)%
Segment Sales	7,781	7,825	(0.5)
Segment PTOI	1,315	1,608	(18.2)
Adjusted EBIT*	1,144	1,543	(25.8)
Adjusted EBITDA*	1,481	1,875	(21.0)
Income Before Income Taxes and Minority Interests	1,051	1,494	(29.6)
EPS - Diluted	$ .88	$ .96	(8.3)
*	See Reconciliation of Non-GAAP measures (Schedule E).

SCHEDULE E

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)
Reconciliation of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended
	March 31,
	2006	2005

Income Before Income Taxes and Minority Interests	$1,051	$1,494

Less: Minority Interest in Earnings (Losses) of Consolidated
Subsidiaries (1)	2	23
Add: Net Interest Expense (2)	95	72

Adjusted EBIT	1,144	1,543

Add: Depreciation and Amortization (3)	337	332

Adjusted EBITDA	$1,481	$1,875

(1)	Excludes income taxes.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

SCHEDULE E -- (Continued)
Reconciliation of Earnings Per Share (EPS)

	Three Months Ended
	March 31,
	2006	2005

Earnings Per Share before Significant Items	$.93	$.96
Significant Items included in EPS	(.05)	-

EPS	$.88	$.96
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2006	2005
	Outlook	Actual

Earnings Per Share before Significant Items	$2.85	$2.34
Significant Items included in EPS:
Coatings & Color Technologies - Restructuring Charges	(.10)	-
American Jobs Creation Act	-	(.29)
Hurricane Charges	-	(.09)
Textiles & Interiors - Separation Charges	-	.03
Sale of Photomasks Stock	-	.03
Corporate Tax-Related Items	.05	.05

Net Charge for Significant Items	(.05)	(.27)

Reported EPS	$2.80	$2.07
Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended
	March 31,
	2006	2005

Income Before Income Taxes and Minority Interests	$1,051	$1,494

Remove: Significant Items - Charge/(Benefit)	128	-
Net Exchange (Gains)/Losses	18	(111)

Income Before Income Taxes, Significant Items,
Exchange Gains/Losses and Minority Interests	$1,197	$1,383

Provision for (Benefit from) Income Taxes	$ 232	$ 509

Remove: (Expense)/Benefit
Tax on Significant Items	78	-
Tax on Exchange Gains/Losses	(4)	(149)

Provision for Income Taxes, Excluding Taxes
on Significant Items and Exchange Gains/Losses	$ 306	$ 360

Effective Income Tax Rate	22.1%	34.1%

Base Income Tax Rate	25.6%	26.0%

SCHEDULE E -- (Continued)
Reconciliation of Fixed Cost as a Percent of Sales

	Three Months Ended
	March 31,
	2006	2005

Total Charges and Expenses - Consolidated	$6,613	$6,332
Income Statement
Remove:
Interest Expense	114	104
Fixed Cost - Textiles & Interiors	-	10
Variable Costs (1)	3,436	3,245
Significant Items - Charge (2)	135	-

Fixed Cost	$2,928	$2,973

Consolidated Net Sales	$7,394	$7,431

Fixed Costs as a Percent of Sales	39.6%	40.0%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.
(2)	See Schedule B for detail of significant items.